AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 30, 1998
                                         REGISTRATION STATEMENT NO. 333-________


                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                              -------------------------
                                       FORM S-8
                                REGISTRATION STATEMENT
                           UNDER THE SECURITIES ACT OF 1933
                              --------------------------
                                    POLYCOM, INC.
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                              --------------------------

            Delaware                               94-3128324
---------------------------------    -------------------------------------
(STATE OR OTHER JURISDICTION OF      (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)

            2584 JUNCTION AVENUE, SAN JOSE, CALIFORNIA  95134
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)            (ZIP CODE)
                              --------------------------

                                       VIAVIDEO
                        1996 STOCK OPTION/STOCK ISSUANCE PLAN
                              (FULL TITLE OF THE PLANS)
                              --------------------------
                                  MICHAEL R. KOUREY
                               CHIEF FINANCIAL OFFICER
                                    POLYCOM, INC.
                                 2584 JUNCTION AVENUE
                              SAN JOSE, CALIFORNIA 95134
                                    (408) 526-9000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                              --------------------------

                                       Copy to:
                               MARK A. BERTELSEN, ESQ.
                              JAMES N. STRAWBRIDGE, ESQ.
                           WILSON SONSINI GOODRICH & ROSATI
                               PROFESSIONAL CORPORATION
                                  650 PAGE MILL ROAD
                               PALO ALTO, CA 94304-1050
                                    (650) 493-9300
                              --------------------------

                           CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
                                                                       PROPOSED MAXIMUM      PROPOSED MAXIMUM        AMOUNT OF
              TITLE OF  SECURITIES                  AMOUNT TO BE        OFFERING PRICE      AGGREGATE OFFERING      REGISTRATION
                TO BE REGISTERED                     REGISTERED          PER SHARE (2)           PRICE (2)              FEE
----------------------------------------------------------------------------------------------------------------------------------
 ViaVideo Communications, Inc.
 1996 Stock Option/Stock Issuance Plan (the
 "PLAN") (1)                                      1,123,275 shares        $ 6.09375            $ 6,844,957.03         $ 2,020

 Common Stock, $.0005 par value
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------



(1) Pursuant to an Agreement and Plan of Reorganization dated as of June 11, 1997, as amended September 29, 1997 (the "REORGANIZATION AGREEMENT") by and among Polycom, Venice Acquisition Corporation and ViaVideo ("VIAVIDEO"), the Registrant assumed all of the outstanding options to purchase common stock of ViaVideo under the 1996 Stock Option/Stock Issuance Plan (the "ASSUMED OPTIONS"), with appropriate adjustments to the number of shares and exercise price of each Assumed Option to reflect the ratio at which the common stock of ViaVideo was converted into common stock of the Registrant under the Reorganization Agreement.
(2) Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the "SECURITIES ACT") and computed pursuant to Rule 457(c) under the Securities Act based upon the average of the high and low prices of the Common Stock on January 23, 1998, as reported on the Nasdaq National Market.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                       PART I

                        INFORMATION REQUIRED IN THE PROSPECTUS

ITEM 1.   PLAN INFORMATION.

     The Registrant will send or give the documents containing the information specified in this Item 1 to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the "COMMISSION") and the instructions to Form S-8, the Registrant is not filing such documents with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

ITEM 2.   REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     The Registrant will send or give the documents containing the information specified in this Item 2 to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, the Registrant is not filing such documents with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents and information heretofore filed with the Commission by the Registrant (File No. 0-27978) are incorporated herein by reference:

     (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 29, 1996, filed with the Commission on March 26, 1997, as amended on May 6, 1997;

     (2) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 30, 1997, June 29, 1997 and September 28, 1997, filed with the Commission on May 14, 1997, August 13, 1997 and November 12, 1997, respectively;

     (3) The Registrant's Current Reports on Form 8-K, filed with the Commission on August 13, 1997, September 9, 1997 and January 16, 1998; and

     (4) The Registrant's Registration Statement No. 00-27978 on Form 8-A filed with the Commission on March 12, 1996 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as amended on April 26, 1996, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

     All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Amended and Restated Bylaws provide that: (i) the Registrant shall indemnify its directors and officers and persons serving in such capacities in other business enterprises (including, for example, the Registrant's subsidiaries) at the Registrant's request, to the fullest extent permitted by Delaware law, including in those circumstances in which indemnification would otherwise be discretionary; (ii) the Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law; (iii) the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding (except that it is not required to advance expenses to a person against whom the Registrant brings a claim for breach of the duty of loyalty, failure to act in good faith, intentional misconduct, knowing violation of law or deriving an improper personal benefit); (iv) the rights conferred in the Amended and Restated Bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers and employees; and (v) the Registrant may not retroactively amend the Bylaw provisions in a way that is adverse to such directors, officers and employees.

     The Registrant's policy is to enter into indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed by
Section 145 of the Delaware General Corporation Law and the Amended and Restated Bylaws, as well as certain additional procedural protections. In addition, the indemnification agreements provide that directors and officers will be indemnified to the fullest possible extent not prohibited by law against all expenses (including attorney's fees), judgments, fines, penalties and settlement amounts paid or incurred by them in an action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which such person provides services at the request of the Registrant. The indemnification agreements do not require the Registrant to indemnify or advance expenses to an indemnified party with respect to proceedings or claims initiated by the indemnified party and not by way of defense, except with respect to proceedings specifically authorized by the Board of Directors or brought to enforce a right to indemnification under the indemnification agreements, the Registrants's Amended and Restated Bylaws or any statute or law. Under the indemnification agreements and Sections 102 and 145 of the Delaware General Corporation Law, the Registrant is not obligated to indemnify the indemnified party (i) for any expenses incurred by the indemnified party with respect to any proceeding instituted by the indemnified party to enforce or interpret the indemnification agreements, if a court of competent jurisdiction determines that each of the material assertions made by the indemnified party in such proceeding was not made in good faith or was frivolous; (ii) for any amounts paid in settlement of a proceeding unless the Registrant consents to such settlement; (iii) for any expenses incurred by the indemnified party with respect to any proceeding instituted by the Registrant to enforce or interpret the indemnification agreements if a court determines that each of such defenses asserted by the indemnified party in such action was made in bad faith or was frivolous; (iv) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the Registrant pursuant to the provisions of Section 16(b) of the Securities Exchange Act and related laws; (v) on account of the indemnified party's acts or omissions which are finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct or a knowing violation of the law; (vi) on account of any conduct from which the indemnified party derived an improper personal benefit; (vii) on account of conduct the indemnified party believed to be contrary to the best interests of the Registrant or its stockholders; (viii) on account of conduct that constituted a breach of the indemnified party's duty of loyalty to the Registrant or its stockholders; or (ix) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

     The indemnification provisions in the Amended and Restated Bylaws and the indemnification agreements entered into between the Registrant and its directors and officers may be sufficiently broad to permit indemnification of the Registrant's directors and officers for liabilities arising under the Securities Act of 1933.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

    EXHIBIT
    NUMBER                  DESCRIPTION OF DOCUMENT
------------  ---------------------------------------------
     4.1 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 00-27978 on Form 8-A as amended (including the exhibits thereto) which is incorporated by reference herein as indicated in
              Item 3(4).

     4.2      ViaVideo Communications, Inc. 1996 Stock
              Option/Stock Issuance Plan and related agreements.

     5.1 Opinion of Counsel as to legality of securities being registered.

    23.1      Consent of Coopers & Lybrand L.L.P., Independent
              Accountants.

    23.2      Consent of Counsel (CONTAINED IN EXHIBIT 5.1).

ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                      SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 30th day of January 1998.

                                        POLYCOM, INC.

                                   By:  /s/ Brian L. Hinman
                                      -------------------------------------
                                         Brian L. Hinman
                                         CHAIRMAN OF THE BOARD AND
                                           CHIEF EXECUTIVE OFFICER


     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on the 30th day of January 1998 in the capacities indicated.

             SIGNATURE                                TITLE
-------------------------------    --------------------------------------

      /s/ Brian L. Hinman          Chairman of the Board of Directors and
-------------------------------    Chief Executive Officer
      Brian L. Hinman              (PRINCIPAL EXECUTIVE OFFICER)


      /s/ Robert C. Hagerty        President, Chief Operating Officer and
-------------------------------    Director
      Robert C. Hagerty


      /s/ Michael R. Kourey        Vice President, Finance and Administration,
-------------------------------    Chief Financial Officer and Secretary
      Michael R. Kourey            (PRINCIPAL FINANCIAL AND ACCOUNTING
                                   OFFICER)


      /s/ Bandel Carano            Director
-------------------------------
      Bandel Carano


      /s/ Stanley J. Meresman      Director
-------------------------------
      Stanley J. Meresman
                                  Director
-------------------------------
      John P. Morgridge

      /s/ James R. Swartz         Director
-------------------------------
      James R. Swartz

                                  INDEX TO EXHIBITS

   EXHIBIT
    NUMBER                  DESCRIPTION OF DOCUMENT
-----------   ---------------------------------------------

     4.1 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 00-27978 on Form 8-A as amended (including the exhibits thereto) which is incorporated by reference herein as indicated in
              Item 3(4).

     4.2      ViaVideo Communications, Inc. 1996 Stock
              Option/Stock Issuance Plan and related agreements.

     5.1 Opinion of Counsel as to legality of securities being registered.

    23.1      Consent of Coopers & Lybrand L.L.P., Independent
              Accountants.

    23.2      Consent of Counsel (CONTAINED IN EXHIBIT 5.1).